Exhibit 2.01


UNITED STATES BANKRUPTCY COURT
MIDDLE DISTRICT OF FLORIDA
TAMPA DIVISION

In re:
STAMPEDE WORLDWIDE, INC.,               CASE NO. 01-6240-8G1
f/k/a Chronicle Communications, Inc.,                 Chapter 11
f/k/a JMAR Communications, Inc.,
      Debtor.
__________________________/





DEBTOR'S DISCLOSURE STATEMENT

















Dated:  June  __, 2001


THIS DISCLOSURE STATEMENT ("DISCLOSURE STATEMENT") MAY NOT BE RELIED ON
FOR ANY PURPOSE OTHER THAN TO DETERMINE HOW TO VOTE ON THE DEBTOR'S PLAN OF REORGANIZATION ("PLAN OF REORGANIZATION" OR "PLAN") AND NOTHING CONTAINED HEREIN SHALL CONSTITUTE AN ADMISSION OF ANY FACT OR LIABILITY BY ANY PARTY, OR BE ADMISSIBLE IN ANY PROCEEDING INVOLVING THE DEBTORS OR ANY OTHER PARTY, OR BE DEEMED CONCLUSIVE ADVICE ON THE TAX OR OTHER LEGAL EFFECTS OF THE PLAN OF REORGANIZATION ON HOLDERS OF CLAIMS AGAINST OR INTEREST IN THE DEBTOR.

THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED BY THE U.S. SECURITIES
AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE U. S. SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED HEREIN.

NO REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE
"SECURITIES ACT"), OR ANY OTHER FEDERAL OR STATE SECURITIES OR "BLUE SKY" LAWS HAS BEEN MADE BY THE COMPANY WITH RESPECT TO THE REORGANIZATION SECURITIES THAT WILL BE ISSUED ON THE EFFECTIVE DATE OR THE PROPOSED STOCK DIVIDEND WITH RESPECT TO THE REORGANIZATION SECURITIES (OTHER THAN ANY FILING OR REGISTRATION REQUIRED UNDER ANY APPLICABLE "BLUE SKY" LAW WHICH WILL BE MADE AS REQUIRED) AND THAT MAY BE DEEMED TO BE OFFERED BY VIRTUE OF THE SOLICITATION. THE COMPANY IS RELYING ON SECTION 1145(a) OF THE BANKRUPTCY CODE, TO EXEMPT FROM REGISTRATION UNDER THE SECURITIES LAWS THE OFFER OF THE REORGANIZATION SECURITIES TO UNSECURED CREDITORS THAT MAY BE DEEMED TO BE MADE PURSUANT TO THE SOLICITATION.

THE REORGANIZATION SECURITIES MAY BE RESOLD BY THE HOLDERS THEREOF
WITHOUT RESTRICTION UNLESS ANY SUCH HOLDER IS DEEMED TO BE AN "UNDERWRITER" WITH RESPECT TO SUCH SECURITIES, AS DEFINED IN SECTION 1145(b)(1) OF THE BANKRUPTCY CODE, WHICH INCLUDES AFFILIATES OF THE COMPANY AND MAY INCLUDE CREDITORS OWNING 10% OR MORE OF THE REORGANIZATION SECURITIES AFTER THE EFFECTIVE DATE.

THE DESCRIPTION OF THE DEBTOR'S PLAN OF REORGANIZATION CONTAINED IN THIS DISCLOSURE STATEMENT IS INTENDED AS A SUMMARY ONLY AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PLAN OF REORGANIZATION ITSELF. EACH CREDITOR AND HOLDER OF AN INTEREST SHOULD READ, CONSIDER AND CAREFULLY ANALYZE THE TERMS AND PROVISIONS OF THE PLAN OF REORGANIZATION.

THE DEBTOR BELIEVES THAT THE PLAN OF REORGANIZATION IS IN THE BEST
INTERESTS OF CREDITORS AND HOLDERS OF INTERESTS. ALL CREDITORS AND HOLDERS OF INTERESTS ARE URGED TO VOTE IN FAVOR OF THE PLAN. VOTING INSTRUCTIONS ARE
CONTAINED AT PAGES      THROUGH            OF THIS DISCLOSURE STATEMENT.  TO
BE COUNTED, YOUR BALLOT MUST BE DULY COMPLETED AND EXECUTED AND RECEIVED BY NO
LATER THAN _____  P.M., EASTERN STANDARD TIME, ON                            ,
2001, UNLESS EXTENDED.

NO PERSON IS AUTHORIZED BY THE DEBTOR IN CONNECTION WITH THE PLAN OF REORGANIZATION OR THE SOLICITATION OF ACCEPTANCES OF THE PLAN OF REORGANIZATION TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN AS CONTAINED IN THIS DISCLOSURE STATEMENT AND THE EXHIBITS OR DOCUMENTS ATTACHED HERETO OR INCORPORATED BY REFERENCE OR REFERRED TO HEREIN, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MAY NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE DEBTOR. SUCH ADDITIONAL REPRESENTATIONS SHOULD BE REPORTED TO COUNSEL FOR THE DEBTOR, WHO IN TURN SHALL DELIVER SUCH INFORMATION TO THE BANKRUPTCY COURT FOR ACTION A MAY BE DEEMED APPROPRIATE. THE DELIVERY OF THIS DISCLOSURE STATEMENT WILL NOT UNDER ANY CIRCUMSTANCES IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF. THIS DISCLOSURE STATEMENT IS DATED JUNE __, 2001, AND CREDITORS AND HOLDERS OF INTERESTS ARE ENCOURAGED TO REVIEW THE BANKRUPTCY DOCKET IN THIS CASE IN ORDER TO APPRISE THEMSELVES OF EVENTS WHICH OCCUR BETWEEN THE DATE OF THIS DISCLOSURE STATEMENT AND THE DATE OF THE CONFIRMATION HEARING.

ALL CREDITORS WHICH ARE ENTITLED TO VOTE ARE ENCOURAGED TO READ AND CAREFULLY CONSIDER THIS ENTIRE DISCLOSURE STATEMENT, INCLUDING THE PLAN OF REORGANIZATION AND THE MATTERS DESCRIBED IN THIS DISCLOSURE STATEMENT, PRIOR TO SUBMITTING A BALLOT PURSUANT TO THIS SOLICITATION.

IN THE EVENT THAT ANY OF THE CLASSES OF HOLDERS OF IMPAIRED CLAIMS VOTE
TO REJECT THE PLAN OF REORGANIZATION, (1) THE DEBTOR MAY ALSO SEEK TO SATISFY THE REQUIREMENTS FOR CONFIRMATION OF THE PLAN OF REORGANIZATION WITH RESPECT TO THAT CLASS UNDER THE SO-CALLED "CRAM-DOWN" PROVISIONS OF SECTION 1129(b) OF THE BANKRUPTCY CODE, 11 U.S.C. SECTION 1129, AND, IF REQUIRED, MAY AMEND THE PLAN OF REORGANIZATION TO CONFORM TO SUCH REQUIREMENTS OR (2) THE PLAN OF REORGANIZATION MAY BE OTHERWISE MODIFIED OR WITHDRAWN. THE REQUIREMENTS FOR CONFIRMATION, INCLUDING THE VOTE OF HOLDERS OF IMPAIRED CLAIMS TO ACCEPT THE PLAN OF REORGANIZATION AND CERTAIN OF THE STATUTORY FINDINGS THAT MUST BE MADE BY THE BANKRUPTCY COURT, ARE SET FORTH UNDER THE CAPTION "VOTING ON AND CONFIRMATION OF THE PLAN."


TABLE OF CONTENTS

INTRODUCTION AND SUMMARY                                                     1

Disclosure Statement and Plan                                          1
The Solicitation                                                       1
The Plan                                                               1
Related Transactions                                                   2
Summary of Classifications of Claims and Equity Interests              3
Additional Documents                                                   4

PURPOSE OF THIS DISCLOSURE STATEMENT                                         4

VOTING INSTRUCTIONS                                                          5

Who May Vote                                                           5
How to Vote                                                            5
Acceptance of Plan and Vote Required for Class Acceptance              5
Confirmation Hearing                                                   6

HISTORY OF THE DEBTOR PRIOR TO THE CHAPTER 11 FILING                         6

Introduction                                                           6
The Company                                                            7
History of Operations                                                  7
Employees                                                              7
Properties                                                             7

EVENTS LEADING TO FILING OF THE CHAPTER 11 PETITION                          8

Operating Results and Financial Condition                              8
Legal Matters                                                          8

SUMMARY OF SIGNIFICANT EVENTS IN THE REORGANIZATION CASE                     9

Purposes and Effects of the Restructuring                              9

EQUITY CAPITALIZATION AFTER THE REORGANIZATION AND
AMENDMENT OF CHARTER                                                   9

      No Corporate Action Required                                           9
      Articles and Amended Bylaws                                            9

POST-CONFIRMATION OFFICERS AND DIRECTORS OF THE COMPANY                      9

President and Chief Operating Officer; Director:
John V. Whitman, Jr.                                             9
General Counsel, Secretary, and Director:
      Jackson L. Morris, Esq.                                         10
Executive Compensation                                                10
Current Information on Stampede Worldwide, Inc. Securities            11

APPLICABILITY OF FEDERAL AND OTHER SECURITY LAWS
TO THE NEW SECURITIES TO BE DISTRIBUTED UNDER THE PLAN                      12

Current Information                                                   13
Listing of Reorganization Securities by the Reorganized Debtor        13

FORECAST OF CERTAIN FINANCIAL DATA AND RECENT OPERATIONS                    13

General                                                               14
General Assumptions                                                   14
Operating Assumptions                                                 14
Recent Operations                                                     14

VALUATION ANALYSES                                                          14

General                                                               14
Going Concern Value vs. Chapter 7 Liquidation                         14
Chapter 7 Liquidation Analysis                                        15
Liquidation Proceeds Computation                                      16
Notes to Liquidation Analysis                                         16
Comparison of Estimated Distributions                                 16

SUMMARY OF THE PLAN OF REORGANIZATION                                       16

Introduction                                                          16
Treatment of Administrative Expense Claims                            17
Treatment of Priority Tax Claims                                      17
Classification and Treatment of Claims and Interests                  17
Class 1:  Priority Claims                                             17
Class 2:  Secured Claims                                              18
Treatment                                                       18
Voting                                                          18
Class 3:  General Unsecured Claims                                    18
Treatment                                                       18
Voting                                                          18
Class 4:  Preferred Equity Interests                                  18
Treatment                                                       18
Voting                                                          18
Class 5:  Common Stock Equity Interests                               18
      Treatment                                                       18
      Voting                                                          18
Summary of Other Provisions of the Plan                               18
Treatment of Executory Contracts and Unexpired Leases           18
Determination of Claims                                         19
Means of Funding the Plan                                       19
Release and Discharge                                           19
Consolidation of Claims                                         20
Cancellation of Company Stock Option Plans for
            Employees and Directors                                         20
Retention of Jurisdiction                                       20
Legally Binding Effect                                          20
Unclaimed Distributions                                         20
Revestment of Property of Debtor                                20
Compliance with Tax Requirements                                20
Amendment of the Plan                                           21

VOTING ON AND CONFIRMATION OF THE PLAN                                      21

General                                                               21
Classification of Claims and Interests                                21
Voting                                                                21
Impaired Classes                                                21
Classes That Are Not Impaired                                   21
Best Interests of Creditors and Shareholders                    22
Feasibility                                                           22
Confirmation Without Acceptance by all Impaired Classes               22

ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN                   23

Alternative Plans of Reorganization                                   23
Liquidation under Chapter 7 or Chapter 11                             23

RISK FACTORS                                                                23

High Leverage                                                         23
Ability to Maintain Operations                                        24
Forecasts                                                             24
Absence of Public Market and Possible Volatility of Common Stock Prices	24
No Independent Valuation                                              24
Certain Tax Matters                                                   24

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES                       25

General                                                               25
Tax Consequences to Holders of Secured Claims Receiving Cash.         25
Tax Consequences to the Company                                       25
Cancellation of Indebtedness Income                             25
Change of Control                                               26

POTENTIAL CLAIMS                                                            26

SUMMARY, RECOMMENDATION AND CONCLUSION                                      27



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